Exhibit 99.1

CoBiz Financial Reports Fourth Quarter 2007 Results

Denver — CoBiz Financial Inc. (Nasdaq: COBZ), a financial services holding company with $2.4 billion in assets, reported fourth quarter 2007 diluted EPS of $0.23, compared to $0.23 diluted EPS a year ago. Diluted EPS for the full year of 2007 was $0.96, compared to $0.98 in the year-earlier period. Net income was $5.47 million in the fourth quarter 2007 versus $5.49 million one year ago and $23.02 million year-to-date 2007 versus $22.83 million for the prior-year period. Return on average equity was 11.45% for the current quarter versus 13.69% a year earlier, and 12.15% year-to-date 2007 versus 15.45% in the prior year’s period. Return on average assets was 0.93% for the current quarter versus 1.03% a year earlier, and 1.04% year-to-date versus 1.11% in the prior year’s period.

Financial Performance — Fourth Quarter 2007

•                  Quarterly loan growth of $98.0 million, or 22.2% annualized

•                  Quarterly deposit and customer repurchase agreements (“customer repo”) growth of $45.0 million, or 9.6% annualized

•                  Good credit quality:

•                  Nonperforming assets to total assets at 0.15%

•                  $9,000 of net charge-offs for the quarter

•                  Modest net interest margin contraction on a linked-quarter basis:  4.21% in Q4 2007 from 4.25% in Q3 2007

•                  Loss on sale of repossessed asset of $470,000

•                  Lower than expected seasonal insurance revenue of $2.2 million in Q4 2007 versus $4.0 million in Q4 2006

Financial Performance — Full Year 2007

•                  Annual loan growth of $301.9 million, or 19.5%

•                  Annual deposit and customer repo growth of $207.1 million, or 12.2%.

•                  Net loan charge-offs of $1.8 million, or 0.11% of average loans

•                  Net interest income growth of 10.7%

•                  Net interest margin expanded by 8 basis points (0.08%)

•                  Weak Insurance Segment results

“Given the current difficult environment for the banking industry, I am pleased with CoBiz’s overall performance in 2007,” said Chairman and CEO Steve Bangert. “The underlying fundamentals continue to be positive, with strong loan growth in the fourth quarter, a stable net interest margin and above-average asset quality. I was particularly happy to see the increased momentum in our Colorado bank, which experienced loan growth of $83.2 million during the fourth quarter, or 30.9% annualized.

“Our 2007 earnings were significantly impacted by an increase in the provision for loan losses driven in part by our growth as well as uncertain economic conditions. In addition, our Insurance Segment had a disappointing year.”

2007 Operating Results

Reported diluted earnings per share decreased from $0.98 in 2006 to $0.96 in 2007. Included in our 2006 operating results was a $1.7 million loss on sale of investment securities. The Commercial Banking segment contributed $0.08 more in 2007 versus 2006 (or $0.03 after normalizing for the 2006 loss on investment securities). However, the fee-based companies’ contribution decreased by $0.07, in aggregate, mainly due to the Insurance Segment. Diluted earnings per share were also negatively affected by an increase in the average number of shares outstanding during 2007 as a result of the secondary stock offering CoBiz completed during the first quarter of the year, offset by the share buyback program executed in the latter half of the year. A summary of the more significant year-over-year variances is summarized below:

•                  $2.6 million more in provision for loan loss expense, ($0.07) per share;

•                  Acceleration of banker recruitment initiatives, ($0.06) per share;

•                  Decrease in transactional life insurance revenue, ($0.05) per share;

•                  Increase in the number of weighted-average common shares outstanding during 2007 as a result of the secondary stock offering CoBiz completed during the first quarter of the year, offset by the share buyback program executed in the latter half of the year., ($0.03) per share;

•                  Incremental FDIC Insurance cost, ($0.02) per share;

•                  Loss on sale of repossessed assets, ($0.01) per share;

•                  Launch of corporate-wide branding initiative, ($0.01) per share;

•                  Increase in SFAS 123(R) stock-based compensation, ($0.01) per share;

•                  Investment in senior management of CoBiz Trust, ($0.01) per share;

•                  Formation of Real Estate Capital Markets group, ($0.01) per share;

•                  Increase in effective tax rate, ($0.01) per share.

Several of the costs mentioned above are related to previously announced initiatives that weighed on the Company’s 2007 operating results, but should generate positive returns in the future.

“From all indications, it appears that 2008 will also be a challenging year for the industry; however, I feel fortunate to operate in two of the better long-term growth markets - Colorado and Arizona - and believe we are well positioned to capitalize on opportunities that will enhance long-term shareholder value,” said Bangert.

Loans

Loans ended the year at $1.85 billion, an increase of $301.9 million or 19.5% over year-end 2006. Loans grew at an annualized rate of 22.2% in the fourth quarter of 2007.

Term Real Estate Loans saw the greatest annual growth, with $175.3 million, or 25.1%, followed by Commercial & Industrial Loans which increased $94.6 million, or 19.6%. Construction Loans were up moderately with $16.6 million of net growth, or 5.7%.

The Company continues to see good customer demand in both its markets. Of the $301.9 million in growth, Arizona Business Bank grew loans by $140.0 million, or 25.2%, and Colorado Business Bank increased loans by $161.9 million, or 16.4%. Loan production in the Colorado bank accelerated toward the end of the year, with $83.2 million in growth during the fourth quarter, or a 30.9% annualized rate.

Deposits and Customer Repo Balances

Deposit and customer repo balances ended the year at $1.91 billion, an increase of $207.1 million or 12.2% from year-end 2006. As of December 31, 2007, $439.1 million, or 25.2%, of our deposits were noninterest-bearing deposits. Noninterest-bearing demand deposits comprised 30.5% of total deposits as of December 31, 2006. Part of the decrease in the percentage of noninterest-bearing demand is related to the Company experiencing a shift in its funding mix as funds have migrated within the deposit portfolio from lower-cost savings and transaction accounts, into higher-cost savings and time deposits. However, part of the decrease is also due to the introduction of our new EuroSweep product, which is considered a deposit account (and included in the denominator) as opposed to our traditional customer repo product, which is not a deposit.

In early July, the Company introduced its EuroSweep deposit product as part of its Treasury Management services. The product has been extremely well received and reached $77.4 million at year-end. Most of the balances were transferred from existing customer repo accounts; however, 20% was from new relationships. As a result, the Company is able to manage its balance sheet more effectively by shrinking the investment portfolio supporting the collateral requirements of our customer repo agreements. On average, investment securities as a percentage of total earning assets decreased to 17.9% for the fourth quarter of 2007, from 23.3% for the fourth quarter of 2006.

In December 2007, CoBiz established a new Director of Deposit Services position, focused solely on deposit generation. The Company was successful in recruiting a well-respected senior officer with experience in developing strategic plans for creating deposit focus and developing cross sales with existing clients.

Allowance for Loan and Credit Losses and Credit Quality

Credit quality continues to be very good, with total nonperforming assets of $3.5 million at December 31, 2007. Nonperforming assets to total assets were 15 basis points (0.15%) at December 31, 2007, up from the exceptionally low level reported at the end of 2006 (0.06%).  Nonperforming loans of $3.4 million were 18 basis points (0.18%) of total loans as of December 31, 2007.

In 2007, the Company charged-off, net of recoveries, $1.8 million in loans. The majority of the charge-offs were related to two commercial and industrial (C&I) loans in Arizona. We recognized $3.9 million for loan and credit losses in 2007, $2.6 million more than the $1.3 million recorded in 2006. In 2006, the Company had net loan recoveries of

$199,000. The Allowance for Loan and Credit Losses (“Allowance”) to Total Loans was 1.12% at year-end 2007, as compared to 1.19% at the end of 2006.

The Company actively monitors the quality of its loan portfolio, and has heightened scrutiny of construction and development (C&D) credits, particularly in Arizona, which is being impacted by the continuing deterioration of real estate values. Loan grades are closely reviewed and updated, and even credits that are current in terms of principal and interest payments are continually re-evaluated based on changes in economic conditions. In the fourth quarter of 2007, the Company began seeing migration into higher risk loan classifications, particularly in the Arizona real estate portfolio.

Management believes the current Allowance is at a reasonable level to absorb losses in the portfolio. Currently, the Allowance exceeds 600% of non-performing loans.

Net Interest Income & Margin

Net interest income for the fourth quarter of 2007 increased to $22.9 million, up $2.0 million, or 9.8%, over the fourth quarter of 2006. Year-to-date, net interest income for 2007 was $87.9 million, up $8.5 million or, 10.7% over the same period last year.

Average earning asset balances grew by $81.7 million from the third quarter of 2007 which was the result of $109.7 million in average loan growth, offset by a decline of $25.2 million in the investment portfolio resulting from runoff. The net increase in earning assets was primarily funded by an increase in average jumbo CDs ($51.9 million), NOW and money market deposits ($11.7 million), and noninterest-bearing demand deposits ($10.4 million). Yields on average earning assets decreased 19 basis points (0.19%) from the third quarter to the fourth quarter of 2007; while rates paid on average interest-bearing liabilities decreased 23 basis points (0.23%).

The net interest margin decreased to 4.21% for the fourth quarter of 2007, from 4.25% in the third quarter of 2007, but decreased only 1 basis point (0.01%) from the fourth quarter of 2006. In 2007, the Federal Open Market Committee lowered its target for the federal funds rate by 100 basis points. Although the Company maintains a relatively neutral interest rate sensitivity position, future rate cuts may continue to place modest downward pressure on our net interest margin.

Noninterest Income

Noninterest income for the fourth quarter of 2007 was $8.3 million, down $0.8 million from the fourth quarter of 2006. For the full year of 2007, noninterest income was $28.3 million, a decrease of $1.7 million or 5.6% versus the same period in 2006. As a percentage of total operating revenue, noninterest income was 24.3% in 2007 versus 27.4% in 2006.

Insurance

Insurance revenues decreased from $13.1 million in 2006 to $9.4 million in 2007. A decrease in First-Year Life revenue from the wealth transfer division was the primary cause for the decline. Revenues from the division are down $3.6 million from the prior-year period. Wealth transfer income is transactional in nature, as estate planning goals are primarily achieved through the placement of life insurance. During 2007, several large cases did not close as a result of medical underwriting issues. In addition, growth in the Company’s property & casualty division has been negatively impacted by a soft premium market. The segment has seen average premium depreciation of 15% on their book of business.

Investment Banking

Investment banking revenues were $6.7 million for 2007, as compared to $6.2 million in 2006. During the fourth quarter of 2007, the segment recognized $2.2 million in income, a slight increase over the same period in 2006. The segment enters the new year with a good, diversified backlog of engaged transactions that positions it well for 2008.

Investment Advisory & Trust

The segment’s revenues were $4.8 million in 2007, 15% greater than 2006. On average, the segment earns 56 basis points on Assets under Management (AUM).

The Company closed the acquisition of Wagner Investment Management, Inc. (Wagner) as of December 31, 2007. The Wagner acquisition had no impact on the Company’s results of operation for 2007, but had a nominal balance sheet impact.

Excluding the Wagner acquisition, discretionary AUM were $687.5 million as of December 2007. With the addition of Wagner, the segment’s discretionary assets are $963.2 million. Total AUM, including non-discretionary advisory assets, are $1.7 billion with Wagner (which has a significant amount of advisory clients).

Other Loan Fees

Included in the other loan fees total of $1.0 million in 2007 was $0.3 million of syndication income recognized by the Real Estate Capital Markets group in the fourth quarter. Depending on the structure, a portion of loan syndication fees are recognized immediately and reported as other loan fees. The remaining portion of the fee is capitalized and amortized.

Other Income

In 2007, the Company recognized $1.0 million from investments in several mezzanine partnerships, $0.3 million greater than 2006.

Operating Expenses

Operating expenses decreased $0.2 million, or 0.8%, in the fourth quarter of 2007 as compared to the fourth quarter of 2006. For the full year of 2007, operating expenses increased $3.6 million or 5.0% over the same period in 2006. Operating expenses excluding losses on the sale of other assets and securities, increased $4.3 million or 6.2% over the same period in 2006. For the year, the efficiency ratio is 64.1%, unchanged from 2006.

The increase in expenses in 2007 resulted from an increase in compensation, primarily from the continued hiring of seasoned bankers; the impact of expensing stock-based compensation under SFAS 123(R); increased FDIC insurance costs and the company-wide branding project. In addition, the Company recognized $0.4 million in 2007 on losses from the call of trust preferred securities held as investments, and $0.5 million on the loss on sale of repossessed assets.

In the latter half of 2006, the Company accelerated the recruitment of bankers to the franchise. That momentum has continued into 2007 with 24 new bankers being hired in 2007, versus 15 for all of 2006 (10 of whom started in the last two quarters of 2006). The current-year hires, coupled with the cumulative impact of the late 2006 hires has added approximately $2.4 million in incremental salary and benefit costs in 2007, as compared to 2006. Management expects the pace of recruitment to return to more normalized levels in the next several quarters.

Share Repurchase Program

On July 19, 2007, the Company’s Board of Directors approved a share repurchase program, authorizing the repurchase of up to 5% of its outstanding stock. During the fourth quarter, the Company completed the approved program. In total, the Company repurchased 1,200,207 shares at a weighted average price of $16.67 per share.

Wagner Investment Management, Inc. (Wagner)

Wagner is an SEC-registered investment advisor with approximately $900 million in assets under advisement, which provides investment management services for high-net-worth individuals and families, foundations and non-profit organizations. The firm was founded by Judith B. Wagner who will continue to serve as its president and CEO. The transaction closed on December 31, 2007, and is anticipated to be neutral to CoBiz’s earnings in 2008.

Since 1975, Wagner has designed custom portfolios for individual clients utilizing a proprietary investment approach with a growth bias. Wagner supplements the investment services currently offered by other CoBiz companies: Alexander Capital Management Group, which creates customized investment portfolios with a value bias, and CoBiz Trust, which provides trust administration and estate settlement services.

Bernard Dietrich & Associates (BDA)

In December 2007, CoBiz announced an agreement to acquire all the assets and employees of BDA through its subsidiary, CoBiz Insurance, Inc. Founded in 1993, BDA provides commercial and personal property and casualty insurance brokerage, and risk management consulting services to individuals and businesses.

The transaction closed on January 1, 2008. BDA will now operate under the name CoBiz Insurance, Arizona, under its current management team with Frank Pugh serving as president and Larry Mueller serving as senior vice president. BDA’s revenues are in excess of $4.0 million annually, and the transaction is expected to be slightly accretive to CoBiz’s 2008 operating results.

“We are pleased to welcome BDA Insurance Services to the CoBiz Financial family of services,” said Steve Bangert, chairman and CEO. “They are one of the most well-respected agencies serving the Phoenix area, and their commitment to providing the highest caliber of service to their customers is a perfect fit with CoBiz. In addition, their success in the medical and legal markets meshes well with the customer base of our other companies.”

Earnings Conference Call

In conjunction with this earnings release, you are invited to listen to the Company’s conference call on Friday, January 25, 2008 at 11:00 am ET with Steve Bangert, CoBiz chairman and CEO. The call can be accessed via the Internet at  http://www.videonewswire.com/event.asp?id=44838 or by telephone at 877.493.9121, (conference ID #29921754).

Contact Information

CoBiz Financial Inc.

Lyne Andrich 303.312.3458

Sue Hermann 303.312.3488

About CoBiz Financial

CoBiz Financial Inc. (www.cobizfinancial.com) is a $2.4 billion financial holding company headquartered in Denver. The Company operates Colorado Business Bank and Arizona Business Bank, full-service commercial banking institutions that offer a broad range of sophisticated banking services — including credit, treasury management, investment and deposit products — to a targeted customer base of professionals and small to mid-sized businesses. CoBiz also offers trust and fiduciary services through CoBiz Trust; property and casualty insurance brokerage and risk management consulting services through CoBiz Insurance; investment banking services through Green Manning & Bunch; the management of stock and bond portfolios for individuals and institutions through CoBiz Trust, Alexander Capital Management Group and Wagner Investment Management, Inc.; and employee and executive benefits consulting and wealth transfer services through Financial Designs, Ltd.

Forward-looking Information

This release contains forward-looking statements that describe CoBiz’s future plans, strategies and expectations. All forward-looking statements are based on assumptions and involve risks and uncertainties, many of which are beyond our control and which may cause our actual results, performance or achievements to differ materially from the results, performance or achievements contemplated by the forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,”

“anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Forward-looking statements speak only as of the date they are made. Such risks and uncertainties include, among other things:

•                  Risks and uncertainties described in our reports filed with the Securities and Exchange Commission, including our most recent 10-K.

•                  Competitive pressures among depository and other financial institutions nationally and in our market areas may increase significantly.

•                  Adverse changes in the economy or business conditions, either nationally or in our market areas, could increase credit-related losses and expenses and/or limit growth.

•                  Increases in defaults by borrowers and other delinquencies could result in increases in our provision for losses on loans and leases and related expenses.

•                  Our inability to manage growth effectively, including the successful expansion of our customer support, administrative infrastructure and internal management systems, could adversely affect our results of operations and prospects.

•                  Fluctuations in interest rates and market prices could reduce our net interest margin and asset valuations and increase our expenses.

•                  The consequences of continued bank acquisitions and mergers in our market areas, resulting in fewer but much larger and financially stronger competitors, could increase competition for financial services to our detriment.

•                  Our continued growth will depend in part on our ability to enter new markets successfully and capitalize on other growth opportunities.

•                  Changes in legislative or regulatory requirements applicable to us and our subsidiaries could increase costs, limit certain operations and adversely affect results of operations.

•                  Changes in tax requirements, including tax rate changes, new tax laws and revised tax law interpretations may increase our tax expense or adversely affect our customers’ businesses.

In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this release. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CoBiz Financial Inc.

December 31, 2007

(unaudited)

	Quarter Ended December 31,		Year Ended December 31,
(in thousands, except per share amounts)	2007	2006	2007	2006
INCOME STATEMENT DATA
Interest income	$40,164	$36,745	$154,510	$136,444
Interest expense	17,275	15,901	66,611	57,015
NET INTEREST INCOME BEFORE PROVISION	22,889	20,844	87,899	79,429
Provision for loan losses	1,469	180	3,936	1,342
NET INTEREST INCOME AFTER PROVISION	21,420	20,664	83,963	78,087
Noninterest income	8,308	9,123	28,289	29,965
Noninterest expense	20,852	21,021	75,515	71,927
INCOME BEFORE INCOME TAXES	8,876	8,766	36,737	36,125
Provision for income taxes	3,402	3,281	13,713	13,299
NET INCOME	$5,474	$5,485	$23,024	$22,826

EARNINGS PER COMMON SHARE
BASIC	$0.24	$0.24	$0.98	$1.01
DILUTED	$0.23	$0.23	$0.96	$0.98
WEIGHTED AVERAGE SHARES OUTSTANDING (in thousands)
BASIC	23,079	22,672	23,552	22,546
DILUTED	23,508	23,493	24,090	23,365

COMMON SHARES OUTSTANDING AT PERIOD END			22,993	22,701
BOOK VALUE PER SHARE - COMMON			$8.23	$7.17

PERIOD END BALANCES
Total Assets			$2,391,012	$2,112,423
Loans (net)			1,826,283	1,526,589
Deposits			1,742,689	1,476,337
Junior Subordinated Debentures			72,166	72,166
Common Shareholders’ Equity			189,270	162,675
Interest-Earning Assets			2,225,621	1,971,306
Interest-Bearing Liabilities			1,741,559	1,478,077

BALANCE SHEET AVERAGES
Average Assets			$2,218,625	$2,054,437
Average Loans (net)			1,646,820	1,429,608
Average Deposits			1,564,650	1,383,342
Average Junior Subordinated Debentures			72,166	72,166
Average Common Shareholders’ Equity			189,502	147,750
Average Interest-Earning Assets			2,065,738	1,904,628
Average Interest-Bearing Liabilities			1,571,789	1,459,756

CoBiz Financial Inc.

December 31, 2007

(unaudited)

	Quarter Ended December 31,		Year Ended December 31,
(in thousands, except per share amounts)	2007	2006	2007	2006
PROFITABILITY MEASURES
Net Interest Margin	4.21%	4.22%	4.28%	4.20%
Efficiency Ratio	64.87%	64.44%	64.10%	64.12%
Return on Average Assets	0.93%	1.03%	1.04%	1.11%
Return on Average Common Shareholders’ Equity	11.45%	13.69%	12.15%	15.45%
Noninterest Income as a Percentage of Operating Revenues	26.63%	30.44%	24.35%	27.39%

CREDIT QUALITY
Nonperforming Loans
Loans 90 days or more past due and still accruing interest			$2,208	$990
Nonaccrual Loans			1,202	335
Total Nonperforming loans			$3,410	$1,325
Repossessed Assets			90	—
Total Nonperforming assets			$3,500	$1,325

Charge-offs			(1,838)	(320)
Recoveries			74	519
Net Charge-Offs			$(1,764)	$199

ASSET QUALITY MEASURES
Nonperforming Assets to Total Assets			0.15%	0.06%
Nonperforming Loans to Total Loans			0.18%	0.09%
Allowance for Loan and Credit Losses to Total Loans			1.12%	1.19%
Allowance for Loan and Credit Losses to Nonperforming Loans			604.69%	1392.30%

CoBiz Financial Inc.

December 31, 2007

(unaudited)

		Investment	Investment		Corporate
	Commercial	Banking	Advisory		Support and
(in thousands, except per share amounts)	Banking	Services	and Trust	Insurance	Other	Consolidated
Net interest income
Quarter ended December 31, 2007	$24,403	$29	$1	$1	$(1,545)	$22,889
Quarter ended September 30, 2007	23,680	34	—	1	(1,425)	22,290
Annualized quarterly growth	12.1%	(58.3)%	—	.0%	(33.4)%	10.7%

Quarter ended December 31, 2006	$22,182	$46	$7	$3	$(1,394)	$20,844
Annual growth	10.0%	(37.0)%	(85.7)%	(66.7)%	(10.8)%	9.8%

Noninterest income
Quarter ended December 31, 2007	$2,587	$2,240	$1,205	$2,238	$38	$8,308
Quarter ended September 30, 2007	1,662	2,059	1,214	2,089	—	7,024
Annualized quarterly growth	220.8%	34.9%	(2.9)%	28.3%	—	72.5%

Quarter ended December 31, 2006	$1,711	$2,096	$1,087	$4,006	$223	$9,123
Annual growth	51.2%	6.9%	10.9%	(44.1)%	(83.0)%	(8.9)%

Net income
Quarter ended December 31, 2007	$7,051	$116	$(90)	$(177)	$(1,426)	$5,474
Quarter ended September 30, 2007	7,272	351	12	(219)	(1,409)	6,007
Annualized quarterly growth	(12.1)%	(265.6)%	(3,372.3)%	76.1%	(4.8)%	(35.2)%

Quarter ended December 31, 2006	$6,136	$155	$34	$350	$(1,190)	$5,485
Annual growth	14.9%	(25.2)%	(364.7)%	(150.6)%	(19.8)%	(.2)%

Earnings per share (diluted)
Quarter ended December 31, 2007	$0.30	$—	$—	$(0.01)	$(0.06)	$0.23
Quarter ended September 30, 2007	0.30	0.01	—	(0.01)	(0.05)	0.25
Annualized quarterly growth	.0%	(396.7)%	—	.0%	(79.3)%	(31.7)%

Quarter ended December 31, 2006	$0.26	$0.01	$—	$0.01	$(0.05)	$0.23
Annual growth	15.4%	(100.0)%	.0%	(200.0)%	(20.0)%	(.0)%

Total loans
At December 31, 2007						$1,846,326
At September 30, 2007						1,748,333
Annualized quarterly growth						22.2%

At December 31, 2006						$1,544,460
Annual growth						19.5%

Total deposits and customer repurchase agreements
At December 31, 2007						$1,911,025
At September 30, 2007						1,866,004
Annualized quarterly growth						9.6%

At December 31, 2006						$1,703,954
Annual growth						12.2%

CoBiz Financial Inc.

December 31, 2007

(unaudited)

	For the Quarter ended December 31, 2007
		Investment	Investment		Corporate
	Commercial	Banking	Advisory		Support and
(in thousands)	Banking	Services	and Trust	Insurance	Other	Consolidated
Income Statement
Total interest income	$40,091	$29	$1	$2	$41	$40,164
Total interest expense	15,688	—	—	1	1,586	17,275
Net interest income	24,403	29	1	1	(1,545)	22,889
Provision for loan losses	1,469	—	—	—	—	1,469
Net interest income after provision for credit losses	22,934	29	1	1	(1,545)	21,420
Noninterest income	2,587	2,240	1,205	2,238	38	8,308
Noninterest expense	9,199	1,990	1,239	2,325	6,099	20,852
Income before income taxes	16,322	279	(33)	(86)	(7,606)	8,876
Provision for income taxes	6,090	111	(8)	(21)	(2,770)	3,402
Net income before management fees and overhead allocations	$10,232	$168	$(25)	$(65)	$(4,836)	$5,474
Management fees and overhead allocations, net of tax	3,181	52	65	112	(3,410)	—
Net income	$7,051	$116	$(90)	$(177)	$(1,426)	$5,474

	For the Quarter ended September 30, 2007
		Investment	Investment		Corporate
	Commercial	Banking	Advisory		Support and
	Banking	Services	and Trust	Insurance	Other	Consolidated
Income Statement
Total interest income	$39,626	$34	$—	$1	$42	$39,703
Total interest expense	15,946	—	—	—	1,467	17,413
Net interest income	23,680	34	—	1	(1,425)	22,290
Provision for loan losses	1,430	—	—	—	—	1,430
Net interest income after provision for credit losses	22,250	34	—	1	(1,425)	20,860
Noninterest income	1,662	2,059	1,214	2,089	—	7,024
Noninterest expense	6,685	1,441	1,070	2,246	6,831	18,273
Income before income taxes	17,227	652	144	(156)	(8,256)	9,611
Provision for income taxes	6,481	250	69	(46)	(3,150)	3,604
Net income before management fees and overhead allocations	$10,746	$402	$75	$(110)	$(5,106)	$6,007
Management fees and overhead allocations, net of tax	3,474	51	63	109	(3,697)	—
Net income	$7,272	$351	$12	$(219)	$(1,409)	$6,007

	For the Quarter ended December 31, 2006
		Investment	Investment		Corporate
	Commercial	Banking	Advisory		Support and
	Banking	Services	and Trust	Insurance	Other	Consolidated
Income Statement
Total interest income	$36,655	$46	$7	$3	$34	$36,745
Total interest expense	14,473	—	—	—	1,428	15,901
Net interest income	22,182	46	7	3	(1,394)	20,844
Provision for loan losses	181	—	—	—	(1)	180
Net interest income after provision for credit losses	22,001	46	7	3	(1,393)	20,664
Noninterest income	1,711	2,096	1,087	4,006	223	9,123
Noninterest expense	5,363	1,807	939	3,265	9,647	21,021
Income before income taxes	18,349	335	155	744	(10,817)	8,766
Provision for income taxes	6,897	131	65	298	(4,110)	3,281
Net income before management fees and overhead allocations	$11,452	$204	$90	$446	$(6,707)	$5,485
Management fees and overhead allocations, net of tax	5,316	49	56	96	(5,517)	—
Net income	$6,136	$155	$34	$350	$(1,190)	$5,485

CoBiz Financial Inc.

December 31, 2007

(unaudited)

	Quarter ended December 31,				Year ended December 31,
			Increase/(decrease)				Increase/(decrease)
(in thousands)	2007	2006	Amount	%	2007	2006	Amount	%
NONINTEREST INCOME
Deposit service charges	$920	$674	$246	36%	$3,154	$2,778	$376	14%
Other loan fees	494	202	292	145%	1,023	758	265	35%
Investment advisory and trust income	1,205	1,087	118	11%	4,763	4,141	622	15%
Insurance income	2,238	4,006	(1,768)	(44)%	9,397	13,094	(3,697)	(28)%
Investment banking income	2,240	2,096	144	7%	6,681	6,214	467	8%
Other income	1,211	1,058	153	14%	3,271	2,980	291	10%
Total noninterest income	$8,308	$9,123	$(815)	(9)%	$28,289	$29,965	$(1,676)	(6)%

	Quarter ended December 31,				Year ended December 31,
			Increase/(decrease)				Increase/(decrease)
(in thousands)	2007	2006	Amount	%	2007	2006	Amount	%
NONINTEREST EXPENSES
Salaries and employee benefits	$13,206	$13,122	$84	1%	$48,649	$46,487	$2,162	5%
Stock based compensation expense	412	285	127	45%	1,523	1,140	383	34%
Occupancy expenses, premises and equipment	3,024	2,842	182	6%	11,541	11,360	181	2%
Amortization of intangibles	118	118	0	0%	473	475	(2)	(0)%
Other operating expenses	3,477	2,945	532	18%	12,292	10,683	1,609	15%
Loss on sale of other assets and securities	615	1,709	(1,094)	(64)%	1,037	1,782	(745)	(42)%
Total noninterest expenses	$20,852	$21,021	$(169)	(1)%	$75,515	$71,927	$3,588	5%

	December 31, 2007		December 31, 2006
		% of		% of
(in thousands)	Amount	Portfolio	Amount	Portfolio
LOANS
Commercial	$576,959	31.6%	$482,309	31.6%
Real Estate - mortgage	874,226	47.9%	698,951	45.8%
Real Estate - construction	309,568	17.0%	292,952	19.2%
Consumer	71,422	3.9%	57,990	3.8%
Other	14,151	0.8%	12,258	0.8%
Gross loans	1,846,326	101.1%	1,544,460	101.2%
Less allowance for loan losses	(20,043)	(1.1%)	(17,871)	(1.2)%
Net loans	$1,826,283	100.0%	$1,526,589	100.0%

	December 31, 2007		December 31, 2006
		% of		% of
(in thousands)	Amount	Portfolio	Amount	Portfolio
DEPOSITS AND CUSTOMER REPURCHASE AGREEMENTS
NOW and money market accounts	$631,391	33.0%	$566,849	33.3%
Savings	11,546	0.6%	10,740	0.6%
Euro Sweep	77,444	4.1%	0	0.0%
Certificates of deposits under $100,000	126,478	6.6%	87,366	5.1%
Certificates of deposits $100,000 and over	456,754	23.9%	361,138	21.2%
Total interest-bearing deposits	1,303,613	68.2%	1,026,093	60.2%
Noninterest-bearing demand deposits	439,076	23.0%	450,244	26.4%
Customer repurchase agreements	168,336	8.8%	227,617	13.4%
Total deposits and customer repurchase agreements	$1,911,025	100.0%	$1,703,954	100.0%

CoBiz Financial Inc.

December 31, 2007

(unaudited)

	For the quarter ended December 31,
	2007			2006
		Interest	Average		Interest	Average
	Average	earned	yield	Average	earned	yield
(in thousands)	Balance	or paid	or cost	Balance	or paid	or cost
Assets
Federal funds sold and other	$7,010	$97	5.41%	$7,869	$126	6.27%
Investment securities	388,573	5,100	5.14%	459,111	5,598	4.77%
Loans	1,796,787	35,136	7.65%	1,524,567	31,149	7.99%
Allowance for loan losses	(19,073)			(17,748)
Total interest earning assets	$2,173,297	$40,333	7.26%	$1,973,799	$36,873	7.31%
Noninterest-earning assets
Cash and due from banks	45,857			43,374
Other	108,681			104,488
Total assets	$2,327,835			$2,121,661

Liabilities and Shareholders’ Equity
Deposits
NOW and money market deposits	$616,220	$4,779	3.08%	$516,791	$3,823	2.93%
Savings deposits	11,238	52	1.84%	10,903	42	1.53%
Eurodollar deposits	71,760	640	3.54%	—	—	0.00%
Certificates of deposits
Under $100,000	129,624	1,605	4.91%	73,583	825	4.45%
$100,000 and over	443,401	5,566	4.98%	377,408	4,646	4.88%
Total Interest-bearing deposits	$1,272,243	$12,642	3.94%	$978,685	$9,336	3.78%
Other borrowings
Securities sold under agreements to repurchase and other short-term borrowings	325,118	3,215	3.87%	453,814	5,133	4.43%
Junior subordinated debentures	72,166	1,418	7.69%	72,166	1,432	7.76%
Total interest-bearing liabilities	$1,669,527	$17,275	4.09%	$1,504,665	$15,901	4.17%
Noninterest-bearing demand accounts	450,243			439,062
Total deposits and interest-bearing liabilities	2,119,770			1,943,727
Other noninterest-bearing liabilities	18,396			18,950
Total liabilities and preferred securities	2,138,166			1,962,677
Shareholders’ equity	189,669			158,984
Total liabilities and shareholders’ equity	$2,327,835			$2,121,661
Net interest income		$23,058			$20,972
Net interest spread			3.17%			3.14%
Net interest margin			4.21%			4.22%
Ratio of average interest-earning assets to average interest-bearing liabilities	130.17%			131.18%

CoBiz Financial Inc.

December 31, 2007

(unaudited)

	For the year ended December 31,
	2007			2006
		Interest	Average		Interest	Average
	Average	earned	yield	Average	earned	yield
(in thousands)	Balance	or paid	or cost	Balance	or paid	or cost
Assets
Federal funds sold and other	$8,557	$456	5.33%	$6,677	$423	6.34%
Investment securities	410,361	21,207	5.17%	468,343	21,590	4.61%
Loans	1,665,379	133,446	8.01%	1,446,964	114,942	7.94%
Allowance for loan losses	(18,559)			(17,356)	—
Total interest earning assets	$2,065,738	$155,109	7.51%	$1,904,628	$136,955	7.19%
Noninterest-earning assets
Cash and due from banks	45,097			46,187
Other	107,790			103,622
Total assets	$2,218,625			$2,054,437

Liabilities and Shareholders’ Equity
Deposits
NOW and money market deposits	$584,677	$18,673	3.19%	$512,007	$13,857	2.71%
Savings deposits	11,184	194	1.73%	9,475	103	1.09%
Eurodollar deposits	26,326	985	3.74%	—	—	0.00%
Certificates of deposits
Under $100,000	117,331	5,693	4.85%	78,432	3,177	4.05%
$100,000 and over	385,847	19,319	5.01%	353,345	15,839	4.48%
Total Interest-bearing deposits	$1,125,365	$44,864	3.99%	$953,259	$32,976	3.46%
Other borrowings
Securities sold under agreements to repurchase and other short-term borrowings	374,258	16,096	4.30%	434,331	18,585	4.28%
Junior subordinated debentures	72,166	5,651	7.83%	72,166	5,454	7.56%
Total interest-bearing liabilities	$1,571,789	$66,611	4.24%	$1,459,756	$57,015	3.91%
Noninterest-bearing demand accounts	439,285			430,083
Total deposits and interest-bearing liabilities	2,011,074			1,889,839
Other noninterest-bearing liabilities	18,049			16,848
Total liabilities and preferred securities	2,029,123			1,906,687
Shareholders’ equity	189,502			147,750
Total liabilities and shareholders’ equity	$2,218,625			$2,054,437
Net interest income		$88,498			$79,940
Net interest spread			3.27%			3.28%
Net interest margin			4.28%			4.20%
Ratio of average interest-earning assets to average interest-bearing liabilities	131.43%			130.48%